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                                                                   EXHIBIT 10(v)


                 FURTHER RESOLVED, that the directors retirement plan hereby is amended so that (a) the maximum annual annuity payable thereunder is one half of the amount of then current retainer and (b) the 50% annuity paid to the surviving spouse of a deceased director is eliminated;

                 FURTHER RESOLVED, that the foregoing changes shall not affect the retirement benefits of that director whose annuity has been earned and vested;